UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2024

AMERICAN BATTERY TECHNOLOGY COMPANY
(Exact name of registrant as specified in its charter)

Nevada	001-41811	33-1227980
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

100 Washington Street, Suite 100 Reno, NV	89503
(Address of principal executive offices)	(Zip Code)

(775) 473-4744

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	ABAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 14, 2024, American Battery Technology Company (the “Company”) agreed to issue to High Trail Investments ON LLC and High Trail Special Situations LLC (collectively, the “Buyers”) senior secured convertible notes in the aggregate principal amount of $12,000,000 (the “Notes”). The Notes will be governed by the terms of the existing securities purchase agreement between the parties (the “Purchase Agreement”) dated August 29, 2023, as amended on November 14, 2024 to take into account the terms of the new Notes, which include changes to, among other things, the interest rate, initial conversion rate, collateral, prepayment events, covenants and liquidity requirements. The purchase price for the Notes is the principal amount multiplied by the purchase price ratio of 0.825. Buyers may request partial redemptions of up to an aggregate amount of $1,000,000 on the first calendar day of each month beginning on January 1, 2025 or may convert the Notes into shares of common stock of the Company (the “Conversion Shares”) at a conversion rate of (i) 1,333.33 Conversion Shares per $1,000 principal amount of Notes with respect to $2,000,000 of principal and (ii) 945.0992 Conversion Shares per $1,000 principal amount of Notes with respect to the remaining outstanding principal amount of the Notes. The Notes bear zero coupon, mature on September 1, 2025, and are secured by certain real property, cash and investment accounts of the Company. This summary of the terms of the Notes is qualified entirely by reference to the Notes and the amendment to the Purchase Agreement, copies of which will be filed with the Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2024.

A.G.P./Alliance Global Partners acted as sole placement agent for the financing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Company anticipates that it will offer and sell the Notes to the Buyers, who are accredited investors, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Neither the Notes nor the Conversion Shares will be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to register the Conversion Shares for resale.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: November 15, 2024	By:	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer